Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-248596 on Form S-1 of our report dated February 13, 2020 (September 22, 2020 as to the effect of the stock split described in Note 2), relating to the financial statements of Mission Produce, Inc. and subsidiaries.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

September 22, 2020